UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
JOBY AVIATION, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 28, 2022
To Our Stockholders:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Joby Aviation, Inc., on June 10, 2022 at 10:30 a.m. Pacific Time. In light of the ongoing COVID-19 pandemic, and to support the health and well-being of our stockholders, employees and directors, the Annual Meeting will be a completely virtual meeting, conducted via live audio webcast. You will be able to attend and participate in the Annual Meeting online, submit questions during the meeting and vote your shares electronically.
The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. The Annual Meeting materials include the notice, the proxy statement, our annual report and the proxy card.
You will receive a Notice of Internet Availability of Proxy Materials, or the Notice, which we expect to mail on or about April 29, 2022, unless you have previously requested to receive our proxy materials in paper form. To ensure your representation at the Annual Meeting, please vote as soon as possible by following the instructions set forth in the Notice. Alternatively, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.
Your vote is important. Whether or not you expect to attend and participate in the Annual Meeting, please submit your proxy by following the instructions in the Notice, or if you asked to receive the proxy materials in paper form, please vote electronically via the Internet or by telephone, or complete, sign and date the proxy card and return it in the postage paid envelope provided.
Sincerely,

Chief Executive Officer
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 10, 2022: THE PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2021 ARE AVAILABLE FREE OF CHARGE AT www.proxyvote.com.

JOBY AVIATION, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2022
Time and Date:	June 10, 2022 at 10:30 a.m. Pacific Time.

Place:
You will be able to attend the Joby Aviation, Inc. Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/JOBY2022 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Purpose:	1.
Elect the two Class I directors listed in the accompanying proxy statement, each to serve a three-year term expiring at the 2025 annual meeting of stockholders and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

	2.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

	3.	Transact any other business that may properly come before the Annual Meeting or any continuation, adjournment or postponement of the Annual Meeting.

Record Date:	Only stockholders of record at the close of business on April 11, 2022 are entitled to notice of, and to vote at, the Annual Meeting and any continuation, postponement or adjournment thereof.

Proxy Voting:	Holders of our common stock are entitled to one vote for each share held as of the record date.

For questions regarding your stock ownership, you may contact us through our Investor Relations section of our website at ir.jobyaviation.com or, if you are a registered holder, contact our transfer agent, Continental Stock Transfer & Trust Company, through its website at www.continentalstock.com or by phone at (212) 509-4000.

By Order of the Board of Directors,

JoeBen Bevirt
Chief Executive Officer

i

JOBY AVIATION, INC.
2155 Delaware Ave., Suite 225
Santa Cruz, CA 95060
PROXY STATEMENT
2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2022
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the board of directors of Joby Aviation, Inc., for use at Joby’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 10, 2022 at 10:30 a.m. Pacific Time via live webcast on the internet at www.virtualshareholdermeeting.com/JOBY2022.
NOTE REGARDING RECENTLY COMPLETED BUSINESS COMBINATION
On August 10, 2021, we consummated the business combination (the “Merger”), contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 23, 2021, pursuant to which Joby Aero, Inc. (“Legacy Joby”) was merged with and into a wholly-owned subsidiary of Reinvent Technology Partners (“RTP”). Legacy Joby survived as a wholly-owned subsidiary of RTP, which was renamed Joby Aviation, Inc. (“Joby Aviation”).
Unless otherwise indicated or the context otherwise requires, references in this proxy statement to “we,” “us,” “the Company,” “Joby” and “Joby Aviation” refer to the consolidated operations of Joby Aviation, Inc. and its subsidiaries. References to “Legacy Joby” refer to Joby Aero, Inc. prior to the Merger.
INFORMATION ABOUT THIS PROXY STATEMENT
Why you received this proxy statement. You are viewing or have received these proxy materials because Joby’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Joby is making this proxy statement and its 2022 Annual Report available to its stockholders electronically via the Internet. On or about April 29, 2022 (the “Notice Date”), we mailed to our stockholders of record and beneficial owners at the close of business on April 11, 2022 (the “Record Date”) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2022 Annual Report and vote online. On the Notice Date, all stockholders and beneficial owners will have the ability to access, free of charge, all proxy materials on a website referred to in the Notice.
If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request them. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2022 Annual Report. The Notice also instructs you on how you can submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders, unless we received contrary instructions from the impacted stockholders prior to the mailing date. This delivery method is referred to as “householding” and can result in significant cost savings as well as reduce the environmental impact of printing and mailing multiple sets of materials to the same location.
If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will deliver promptly, upon written or oral request, a separate copy of the proxy materials to any stockholder who makes a request.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE MEETING
What is the purpose of the Annual Meeting?
At the meeting, stockholders will act upon the proposals described in this Proxy Statement. In addition, following the formal portion of the meeting, management will be available to respond to questions from stockholders.
What proposals are scheduled to be voted on at the meeting and how does the Board of Directors recommend that I vote on these proposals?
Proposal		Board Recommendation
1
To elect James Kuffner and Dipender Saluja as Class I directors, each to serve a three-year term expiring at the 2025 annual meeting of stockholders and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
FOR each of the nominees

2	Ratify the appointment of Deloitte & Touche LLP as Joby’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	FOR
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 11, 2022. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of common stock is entitled to one vote for all matters to be voted on at the Annual Meeting. At the close of business on the Record Date, there were 606,057,303 shares of common stock outstanding and entitled to vote at the Annual Meeting.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in their name. Shares held in “street name” are shares that are held in the name of a bank or broker on an individual’s behalf.
Am I entitled to vote if my shares are held in “street name”?
If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name and you would like to vote your shares at the Annual Meeting, you should contact your broker or other nominee to obtain a valid proxy from your broker or other nominee that gives you the right to vote the shares at the Annual Meeting.
How do I vote if I am a record holder?
If you are a stockholder of record, you may vote:
•	Internet — You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice or proxy card;
•	Telephone — You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•	Mail — You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•
Electronically at the Meeting — If you attend the meeting online, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time, on June 9, 2022. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Can I change my vote or revoke my proxy?
Yes, you can change your vote or revoke your proxy at any time before the vote is taken.
If you are a record holder, you can change your vote by:
•	submitting a duly executed proxy with a later date using any of the methods described above;
•	providing written notice of revocation to Joby’s Corporate Secretary at Joby Aviation, Inc., 2155 Delaware Ave., Suite 225, Santa Cruz, California 95060, prior to the Annual Meeting; or
•
voting online at the Annual Meeting. Your attendance at the Annual Meeting will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.

Please note that if your shares are held in street name and you wish to revoke a proxy or change your voting instructions, you must contact that firm.
What is the quorum requirement for the Annual Meeting?
The holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting as of the Record Date must be present in person or by remote communication, or represented by proxy, at the Annual Meeting in order to conduct business at the Annual Meeting. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present in person or by remote communication at the Annual Meeting or if you have properly submitted a proxy.
What is the vote required for each proposal?
•
Proposal One: Each director shall be elected by a plurality of the votes cast, meaning that the two individuals nominated for election to our board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected.

•	Proposal Two: Ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the votes cast, excluding abstentions and broker non-votes.
What is an “abstention” or a “vote withheld” and how will abstentions and votes withheld be treated?
An “abstention,” in the case of Proposal Two, or a “vote withheld,” in the case of Proposal One, represents a stockholder’s choice to decline to vote on a proposal. Abstentions and votes withheld will be counted as present and entitled to vote for purposes of determining a quorum. Abstentions and votes withheld will have no effect on the election of directors or the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors, unless the broker has received voting instructions from the beneficial owner of such shares. Broker non-votes count for purposes of determining whether a quorum is present.
If I submit a proxy, how will it be voted?
When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the stockholder’s instructions. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described under “Can I change my vote or revoke my proxy?”
What does it mean if I receive more than one Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
How can I attend and participate in the Annual Meeting?
The Annual Meeting will be conducted via live audio webcast. You will only be able to attend and participate in the Annual Meeting online. You may attend and participate in the Annual Meeting by visiting: www.virtualshareholdermeeting.com/JOBY2022. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in street name, you should contact your bank or broker to obtain your 16-digit control number. If your shares are held in street name, and you would like to vote your shares online at the Annual Meeting, you must request and obtain a valid proxy from your bank or broker that gives you the right to vote the shares at the Annual Meeting.
The meeting webcast will begin promptly at 10:30 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:00 a.m., Pacific Time, and you should allow ample time for the check-in procedures.
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) will be permitted to submit questions during the Annual Meeting. We will not address questions that are, among other things:
•	irrelevant to Joby’s business or to the business of the Annual Meeting; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting by following the procedures outlined above.
What if I have technical difficulties or trouble accessing the virtual meeting website?
If you encounter any technical difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number posted at www.virtualshareholdermeeting.com/JOBY2022. Technical support will be available starting at 10:15 a.m., Pacific Time on June 10, 2022.

How can I get electronic access to the proxy materials?
The Notice will provide you with instructions on how to:
•	view our proxy materials for the meeting through the Internet; and
•	instruct us to send our future proxy materials electronically by email.
If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Is there a list of stockholders entitled to vote at the Annual Meeting?
The names of stockholders of record entitled to vote will be available for inspection by stockholders of record for ten (10) days prior to the meeting and during the Annual Meeting. If you are a stockholder of record and want to inspect the stockholder list, please send a written request to our Corporate Secretary at investors@jobyaviation.com to arrange for electronic access to the stockholder list.
Who will tabulate the votes?
A representative of Broadridge Financial Solutions, Inc. will serve as the Inspector of Elections and will tabulate the votes at the Annual Meeting.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
Who is soliciting my proxy and paying for the expense of solicitation?
The proxy for the Annual Meeting is being solicited on behalf of our board of directors. We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We do not expect to, but have the option to, retain a proxy solicitor. If you choose to access the proxy materials or vote via the Internet or by phone, you are responsible for any Internet access or phone charges you may incur.
When are stockholder proposals due for next year’s meeting?
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 Annual Meeting of Stockholders must submit the proposal to our Corporate Secretary at our offices at 2155 Delaware Ave., Suite 225, Santa Cruz, CA 95060 in writing no later than December 30, 2022. Stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act of 1934, as amended (the “Exchange Act”), and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.
Stockholders intending to present a proposal at the 2023 Annual Meeting of Stockholders, or to nominate a person for election as a director, but not to include the proposal in our proxy statement, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting of Stockholders no earlier than February 10, 2023, and no later than March 12, 2023. The notice must contain all information required by the Bylaws, a copy of which is available upon request to our Secretary. If the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 10, 2023, then our Secretary must receive such written notice not earlier than the close of business on the 90th day prior to the 2023 Annual Meeting or, if later, the close of business on 10th day following the day on which we first publicly disclosure the date of such meeting. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 11, 2023.
In connection with the 2023 Annual Meeting of Stockholders, we intend to file a proxy statement and a WHITE proxy card with the SEC in connection with our solicitation of proxies for that meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
We have a strong commitment to good corporate governance practices. These practices provide an important framework within which our board of directors, its committees and our management can pursue our strategic objectives in order to promote the interests of our stockholders.
Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines that set forth the composition and structure of our board of directors, responsibilities and expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of our Company. Our Corporate Governance Guidelines are available without charge on the Investor Relations section of our website at ir.jobyaviation.com.
Board Leadership Structure
Our board of directors has determined that it is in Joby’s best interest to maintain a separate Executive Chairman and Chief Executive Officer. The board of directors believes that separating these roles enhances its independent oversight of management and the Company’s strategic planning. Furthermore, the board believes a separate Chair can more effectively lead the board in objectively evaluating the performance of management, including the Chief Executive Officer.
Our Board of Directors’ Role in Risk Oversight
Our board of directors is responsible for overseeing our risk management process. Although our board of directors does not have a standing risk management committee, it administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. Our board of directors and its committees focus on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk management strategies by management.
Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. The audit committee also monitors compliance with legal and regulatory requirements and assists our board of directors in fulfilling its oversight responsibilities with respect to risk management. Our nominating and corporate governance committee assesses risks related to our corporate governance practices, the independence of our board of directors and monitors the effectiveness of our governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.
Composition of the Board of Directors
Our business and affairs are managed under the direction of our board of directors. Our board of directors is divided into three classes with staggered, three-year terms. Our directors are divided among the three classes as follows:
•	Class I directors (James Kuffner and Dipender Saluja), whose terms will expire at the 2022 annual meeting of stockholders;
•	Class II directors (Halimah DeLaine Prado, Paul Sciarra and Laura Wright), whose terms will expire at the 2023 annual meeting of stockholders; and
•	Class III directors (JoeBen Bevirt, Aicha Evans and Reid Hoffman), whose terms will expire at the 2024 annual meeting of stockholders.
Our directors may be removed only for cause and by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors.

Under the Sponsor Agreement by and among the Company, Reinvent Sponsor, LLC (“Sponsor”) and Reinvent Technology Partners, the parties thereto agreed to certain rights of the Sponsor with respect to board representation of the Company, including the appointment of Reid Hoffman as an initial Class III director of and the nomination of Michael Thompson as a Class III director following the first term of the Class III directors.
Under the Memorandum of Understanding, dated as of February 20, 2021, by and between Toyota Motor Corporation (“Toyota”) and Legacy Joby (the “Toyota MOU”), the parties thereto agreed to certain rights of Toyota in connection with the collaboration agreement between Legacy Joby and Toyota. Under the MOU, Toyota has the right to designate for election to our board of directors up to one designee that, if elected, will result in such designee serving on the board of directors. We agreed to take all necessary actions to ensure that Toyota’s designee is included in the slate of director nominees (including in any proxy statement or written consent relating to the election of directors) and to ensure that the election of Toyota’s designee is recommended by our board of directors in such materials. If a person serving as Toyota’s designee ceases to serve for any reason, Toyota may designate such person’s successor and our board of directors will promptly fill the vacancy with such successor designee. The member of our board of directors who is currently serving as Toyota’s designee is James Kuffner.
Director Independence
As a result of our common stock being listed on the New York Stock Exchange (“NYSE”), we must comply with the applicable rules of such exchange in determining whether a director is independent. We undertook a review of the independence of the individuals named above and have determined that each of Aicha Evans, Halimah DeLaine Prado, Reid Hoffman, Dipender Saluja and Laura Wright qualifies as “independent” as defined under the applicable NYSE rules.
Committees of the Board of Directors
Our board of directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the board of directors and standing committees. We have a standing audit committee, compensation committee and nominating and corporate governance committee, each of which operates under a written charter. Our board of directors may from time to time establish other committees.
In addition, from time to time, special committees may be established under the direction of the board of directors when the board deems it necessary or advisable to address specific issues. Each of our standing committees operates pursuant to a written charter. Current copies of our committee charters are posted on our website, ir.jobyaviation.com, as required by applicable SEC and NYSE rules. The information on or available through any of such website is not deemed incorporated in this prospectus and does not form part of this prospectus.
Audit Committee
Our audit committee consists of Aicha Evans, Halimah DeLaine Prado and Laura Wright, with Ms. Wright serving as the chair of the committee. Each member of our audit committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. In addition, each member of our audit committee is financially literate. Our board of directors has determined that Ms. Wright qualifies as an “audit committee financial expert”, as defined in Item 407(d)(5) of Regulation S-K, and possesses financial sophistication, as defined under the rules of the NYSE.
The audit committee’s responsibilities include, among other things:
•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm their independence from management;
•	reviewing with our independent registered public accounting firm the scope and results of their audit;
•	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and
•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Compensation Committee
Our compensation committee consists of Aicha Evans and Laura Wright, with Ms. Evans serving as the chair of the committee. Ms. Evans and Ms. Wright are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act. Ms. Evans and Ms. Wright are “independent” as defined under the applicable NYSE listing standards, including the standards specific to members of a compensation committee. We believe that the composition and functioning of our compensation committee meets the requirements for independence under the current NYSE listing standards.
The compensation committee’s responsibilities include, among other things:
•
reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of these goals and objectives and setting or making recommendations to our board of directors regarding the compensation of our Chief Executive Officer;

•	reviewing and setting or making recommendations to our board of directors regarding the compensation of our other executive officers;
•	making recommendations to our board of directors regarding the compensation of our directors;
•	reviewing and approving or making recommendations to our board of directors regarding our incentive compensation and equity-based plans and arrangements; and
•	appointing and overseeing any compensation consultants.
The compensation committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the compensation committee’s charter, the compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the compensation committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable NYSE rules. We must provide appropriate funding, as determined by the compensation committee, for payment of reasonable compensation to any advisor retained by the compensation committee.
Compensation Consultants
During 2021, the compensation committee engaged Compensia, Inc. (“Compensia”), as its independent outside compensation consultant. As requested by the compensation committee, Compensia’s services to the compensation committee included advising on the development of the Company’s peer group and providing support and analysis regarding executive and director compensation.
All executive compensation services provided by Compensia during 2021 were conducted under the direction or authority of the compensation committee, and all work performed by Compensia was pre-approved by the compensation committee. Neither Compensia nor any of its affiliates maintains any other direct or indirect business relationships with Joby or any of our subsidiaries. The compensation committee considered whether any work provided by Compensia raised any conflict of interest for services performed during 2021 and determined that it did not.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or has served during the last fiscal year, as a member of the board of directors or compensation committee of any entity, other than Joby, that has one or more executive officers serving as a member of our board of directors.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Reid Hoffman, Halimah DeLaine Prado and Dipender Saluja, with Ms. DeLaine Prado serving as the chair of the committee. Each member of our nominating and corporate governance committee is “independent” as defined under the applicable listing standards of NYSE and SEC rules and regulations.

The nominating and corporate governance committee’s responsibilities include, among other things:
•	identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;
•	recommending to our board of directors the nominees for election to our board of directors at annual meetings of our stockholders;
•	overseeing an evaluation of our board of directors and its committees; and
•	developing and recommending to our board of directors a set of corporate governance guidelines.
We believe that the composition and functioning of our nominating and corporate governance committee meets the requirements for independence under the current NYSE listing standards.
Board and Committee Meetings and Attendance
Our board of directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. The board of directors met 7 times during the fiscal year ended December 31, 2021. The audit committee met 3 times during the fiscal year ended December 31, 2021. The compensation committee met 2 times during the fiscal year ended December 31, 2021. The nominating and corporate governance committee met 2 times during the fiscal year ended December 31, 2021.
During 2021, each member of our board of directors attended at least 75% of the aggregate of all meetings of our board of directors and all meetings of committees of our board of directors on which such members served that were held during the period in which such director served.
Board Attendance at Annual Meeting of Stockholders
Our policy is to invite and encourage each member of our board of directors to be present at our annual meeting of stockholders. This will be our first annual meeting of stockholders.
Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors or a specific member of our board of directors may do so by sending a letter addressed to the attention of our Corporate Secretary.
All communications are reviewed by the Corporate Secretary and provided to the members of our board of directors as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.
The address for these communications is:
Joby Aviation, Inc.
2155 Delaware Ave., Suite 225
Santa Cruz, CA 95060
Attn: Corporate Secretary
Code of Ethics
We have a code of ethics that applies to our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on our website, ir.jobyaviation.com. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website rather than by filing a Current Report on Form 8-K.
Hedging and Pledging Policy
Under the terms of our insider trading policy, no employee, consultant or member of our board of directors (including members of their household and any entities they control) may engage in short sales, put, call or other derivative securities, hedging or monetization transactions involving our securities. In addition, such persons may not hold our securities in a margin account or pledge our securities as collateral for a margin loan.

NOMINATION PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of our nominating and corporate governance committee in accordance with its charter, our certificate of incorporation and bylaws, our Corporate Governance Guidelines and the criteria approved by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, our nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates.
Additional information regarding the process for properly submitting stockholder nominations for candidates for nomination to our board of directors is set forth above under “When are stockholder proposals due for next year’s meeting?”
Director Qualifications
With the goal of developing a diverse, experienced and highly qualified board of directors, our nominating and corporate governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including any specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess.
Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors at any particular time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our certificate of incorporation and bylaws, our Corporate Governance Guidelines and the charters of the committees of our board of directors. When considering nominees, our nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, any potential conflicts of interest, diversity, skills, achievements, business understanding, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our board of directors in the context of its existing composition. Our board of directors does not have a formal policy with respect to diversity and inclusion; however, it affirms the value placed on diversity within our company. Through the nomination process, our nominating and corporate governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our board of directors’ overall effectiveness. Further, our board of directors is committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which new candidates are selected. Three of our eight directors are women, and three of the eight are from minority groups.

PROPOSAL ONE: ELECTION OF DIRECTORS
Our board of directors currently consists of eight directors and is divided into three classes, with staggered three-year terms. Directors in Class I will stand for election at the Annual Meeting. The terms of office of directors in Class II and Class III expire at our Annual Meetings to be held in 2023 and 2024, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the Class I nominees named below be re-elected as a Class I director for a three-year term expiring at our 2025 Annual Meeting or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
Shares represented by proxies will be voted “FOR” the election of each of the nominees named below unless the proxy is marked to withhold authority to vote. If any nominee for any reason is unable or unwilling to serve the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes for the election of directors.
Nominees to Our Board of Directors
The following table sets forth information regarding our nominees, including their ages as of April 1, 2022:
Name	Age	Director Since	Committees
James Kuffner	51	2021	—
Dipender Saluja	57	2016	Nominating & Governance Committee
James Kuffner. James Kuffner has served as a member of our board of directors since January 2021. Dr. Kuffner has served as Chief Executive Officer of Woven Planet Holdings, Inc., a company formed to expand and improve operations of Toyota Research Institute - Advanced Development, Inc., since January 2021. Dr. Kuffner has also served as member of the board of directors and Chief Digital Officer for Toyota Motor Corporation, an automobile manufacturer, since June 2020. Additionally, Dr. Kuffner has served as an Executive Advisor to Toyota Research Institute, Inc., an organization seeking to create new capabilities in automated driving. He formerly served as Chief Technology Officer for Toyota Research Institute from January 2016 through March 2018. From April 2018 to January 2021, Dr. Kuffner served as Chief Executive Officer for Toyota Research Institute - Advanced Development, Inc. Finally, Dr. Kuffner served as an Adjunct Associate Professor at Carnegie Mellon University Robotics Institute from September 2009 until March 2018. Dr. Kuffner holds a B.S., M.S. and Ph.D. in Computer Science from Stanford University. We believe that Dr. Kuffner’s success in senior leadership positions and public company board experience make him well qualified to serve as a member of our board of directors. Dr. Kuffner is currently serving as Toyota’s designee pursuant to the Toyota MOU.
Dipender Saluja. Dipender Saluja has served as a member of our board of directors since November 2016, after he led the Company’s Series A financing. Mr. Saluja has served as Managing Director of Capricorn Investment Group, an investment firm, since 2006. Prior to Capricorn Investment Group, he served in various positions from 1990 to 2006 at Cadence Design Systems, an electronic design company. Mr. Saluja currently serves on the boards of QuantumScape and Navitas Semiconductor, and on the boards of several private companies. We believe that Mr. Saluja’s extensive operational, management, strategy, investment and directorship experience, particularly in the areas of technology, electronics, semiconductors, transportation, renewable energy and cleantech, make him well qualified to serve as a member of our board of directors.

Continuing Directors
The following table sets forth information regarding our directors who are serving for terms that end after the Annual Meeting, including their ages as of April 1, 2022:
Name	Age	Director Since	Committees
JoeBen Bevirt	48	2009	—
Aicha Evans	53	2020	Compensation Committee (Chair) Audit Committee
Reid Hoffman	54	2021	Nominating & Governance Committee
Halimah DeLaine Prado	46	2021	Audit Committee Nominating & Governance Committee (Chair)
Paul Sciarra	41	2016	—
Laura Wright	62	2021	Audit Committee (Chair) Compensation Committee
JoeBen Bevirt. JoeBen Bevirt is our founder, Chief Executive Officer, Chief Architect and a member of our board of directors. Mr. Bevirt has led our team since its inception in 2009. He has dedicated his life to driving revolutionary innovation in electric propulsion and robotics. In 1999, Mr. Bevirt co-founded Velocity11, a company that develops high-performance robotic laboratory systems, which was later acquired by Agilent Technologies. In 2005, he founded Joby Inc., a company that makes utilitarian consumer products including the popular Gorillapod flexible camera tripod. Mr. Bevirt serves on the board of directors of Centric Software, Inc. He holds a B.S. in mechanical engineering from University of California Davis and an M.S. in mechanical engineering from Stanford University. We believe that Mr. Bevirt, given his extensive experience in electric propulsion, robotics and managing companies, is qualified to serve as a member of our board of directors due to this one-of-a-kind perspective he brings as our founder and Chief Executive Officer.
Aicha Evans. Aicha Evans has served as a member of our board of directors since December 2020. Since February 2019, Ms. Evans has been the Chief Executive Officer of Zoox, Inc., an autonomous vehicle company acquired by Amazon.com, Inc. in 2020. Prior to that, Ms. Evans worked at Intel Corporation, a multinational corporation and technology company, where she served as Corporate Strategy Officer and Senior Vice President from March 2017 through February 2019 and Corporate Vice President, Communication and Devices Group from February 2014 through February 2016. Ms. Evans currently serves as a member of the board of directors on the compensation, technology and safety, and people and organization committees of SAP SE. Ms. Evans holds a B.S. in computer engineering from The George Washington University. We believe that Ms. Evans’ success in senior leadership positions and public company board experience make her well qualified to serve as a member of our board of directors.
Reid Hoffman. Reid Hoffman has served as a member of our board of directors since August 2021. Mr. Hoffman has also served as RTP’s Co-Lead Director since September 2020. He also is a co-founding member of Reinvent Capital. Mr. Hoffman is a highly accomplished entrepreneur and investor. He co-founded LinkedIn, served as its founding Chief Executive Officer, and served as its Executive Chairman until the company’s acquisition by Microsoft for $26.2 billion. Early in his career, he was Chief Operating Officer and Executive Vice President and served on the founding Board of Directors of PayPal. Mr. Hoffman is a Partner at Greylock (joining Greylock in 2009), a leading Silicon Valley venture capital firm, where he focuses on investing in technology products that can reach hundreds of millions of people. Mr. Hoffman currently serves on the board of directors of Microsoft and Aurora Innovation and as a director or observer for a number of private companies including Blockstream, Coda, Convoy, Entrepreneur First, Nauto and Neeva. Additionally, Mr. Hoffman also serves on multiple not-for-profit boards, including OpenAI, Kiva, Endeavor, CZI Biohub, Berggruen Institute, Research Bridge Partners, Lever for Change, New America and Opportunity @ Work. Mr. Hoffman also serves on the Visiting Committee of the MIT Media Lab. Over the years, Mr. Hoffman has made early investments in over 100 technology companies, including companies such as Facebook, Ironport, and Zynga. He is the co-author of Blitzscaling: The Lightning-Fast Path to Building Massively Valuable Companies and two New York Times best-selling books: The Start-up of You and The Alliance. He also hosts the podcast Masters of Scale. Mr. Hoffman earned a master’s degree in philosophy from Oxford University, where he was a Marshall Scholar, and a bachelor’s degree with distinction in symbolic systems from Stanford University. Mr. Hoffman has an honorary doctorate from Babson College and an honorary fellowship from Wolfson College,

Oxford University. Mr. Hoffman has received a number of awards, including the Salute to Greatness from the Martin Luther King Center. We believe that Mr. Hoffman’s depth of expertise and network connectivity across diverse areas of the technology industry including: marketplaces, social networks, ecommerce, payments, artificial intelligence, autonomous vehicle technology, and transportation & logistics make him well qualified to serve as a member of our board of directors.
Halimah DeLaine Prado. Halimah DeLaine Prado has served as a member of our board of directors since August 2021. Since August 2020, Ms. DeLaine Prado has served as General Counsel of Google, LLC, where she has held a number of roles in the legal department since 2006. Prior to joining Google, Ms. DeLaine Prado practiced media law and products liability law at Dechert LLP and Levine Sullivan Koch and Shulz. She also clerked for the Honorable Mary A. McLaughlin of the United States District Court for the Eastern District of Pennsylvania. Ms. DeLaine Prado holds a B.A. from Yale University and a J.D. from Georgetown University Law Center. We believe that Ms. DeLaine Prado’s experience as a leader in the legal and technology industries makes her well qualified to serve as a member of our board of directors.
Paul Sciarra. Paul Sciarra has served as the Executive Chairman and a member of our board of directors since November 2016 and was our first outside investor. Lending his deep product knowledge and business acumen to the Company, he was instrumental in the move to a four-seat aircraft operating within a service-based model. In August 2008, Mr. Sciarra co-founded Pinterest, Inc., an image sharing and social media service company. Mr. Sciarra also served as an entrepreneur-in-residence at Andreessen Horowitz, a venture capital firm. Mr. Sciarra holds a B.A. from Yale University. We believe that Mr. Sciarra’s experience as an entrepreneur along with his contributions to Joby as its Executive Chairman make him well qualified to serve as a member of our board of directors.
Laura Wright. Laura Wright has served as a member of our board of directors since August 2021. Until 2020, she consulted under GSB Advisory LLC, which she founded in 2012, to provide interim executive and financial management to growth and non-profit companies. From 1988 to 2012, Ms. Wright served in a number of roles at Southwest Airlines Co., a commercial airline, most recently as Senior Vice President, Chief Financial Officer, and Corporate Officer. Ms. Wright currently serves as a member of the board of directors of CMS Energy Corp. and its subsidiary Consumers Energy, TE Connectivity Ltd. and Spirit AeroSystems Holdings, Inc. and was a member of the board of directors of Pebblebrook Hotel Trust from December 2009 to February 2019, as well as a member of the audit and compensation committees. Ms. Wright holds a B.S. and an M.S. from University of North Texas and is a certified public accountant. We believe that Ms. Wright’s experience in the aviation industry and on multiple public company boards of directors, as well as her financial expertise, make her well qualified to serve as a member of our board of directors.
Director Compensation
The table below sets forth information regarding non-employee director compensation for the fiscal year ended December 31, 2021.
Name	Fees earned or paid in cash ($)(1)	Stock awards ($)	Total ($)
Aicha Evans	29,589	—	29,589
Reid Hoffman	21,699*	—	21,699
James Kuffner	19,726*	—	19,726
Halimah DeLaine Prado	27,616	—	27,616
Dipender Saluja	21,699*	—	21,699
Paul Sciarra	19,726*	—	19,726
Laura Wright	30,575	—	30,575
(1)
Represents prorated retainer fees earned for Board and committee service from August 10, 2021, the date of our merger with RTP, through December 31, 2021, which were paid in 2022. Amounts marked with an “*” represents cash retainer fees foregone at the election of our directors, which amounts were instead paid in the form of fully vested RSUs in 2022. As of December 31, 2021, Ms. Evans held an option to purchase 13,047 shares of our common stock. Otherwise, none of our non-employee directors held options or stock awards as of December 31, 2021.

Board and Committee Fees
In December 2021, the Board approved the Company’s Non-Employee Director Compensation Program (the “Program”). The Program provides for annual cash retainers to be paid quarterly in arrears to each non-employee director in the following amounts, prorated in the case of non-employee directors who serve less than a full calendar quarter:
Board Service
Non-Employee Director	$50,000
Committee Service
	Chair	Non-Chair
Audit Committee Member	$20,000	$10,000
Compensation Committee Member	$15,000	$7,500
Nominating and Corporate Governance Committee Member	$10,000	$5,000
In addition, each non-employee director will be granted an RSU award immediately following the Company’s annual meeting of stockholders (the “Annual Grant”). Each Annual Grant will equal a number of RSUs calculated by dividing $150,000 by the average closing trading price of our common stock over the 20 consecutive trading days ending on the trading day immediately preceding the date of the annual meeting. Each Annual Grant will vest in full on the earlier of the first anniversary of the grant date or the Company’s next annual meeting, subject to the director’s continued service on the vesting date.
Directors may elect to receive all or a portion of the cash compensation described above in the form of fully vested RSUs, calculated in the manner described above (a “Retainer Award”). In addition, our non-employee directors may elect to defer the issuance of shares to be issued pursuant to an Annual Grant or a Retainer Award until the earlier of (i) a fixed date of the director’s choosing, (ii) such director’s termination of service or (iii) a change of control of the Company.
In addition, in March 2022, our board of directors approved the grant to each non-employee director of 24,606 RSUs, which represents a pro-rated portion of the Annual Grant each director would be entitled to under the Program based on service from August 10, 2021 through the date of our Annual Meeting. The RSUs will fully vest on the date of our Annual Meeting, subject to each such director’s continued service on our board of directors through the vesting date.
Any equity award granted under the Program will immediately vest prior to any change of control of the Company.
The non-employee director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR THE ELECTION OF THE TWO CLASS I DIRECTORS SET FORTH IN THIS PROPOSAL ONE.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Change in Our Certifying Accountants
As previously disclosed in the Form 8-K/A filed with the SEC on August 16, 2021 (the “Form 8-K/A”), on August 10, 2021, the audit committee dismissed WithumSmith+Brown, PC (“Withum”), RTP’s independent registered public accounting firm prior to the Merger, as the Company’s independent registered public accounting firm effective following the filing of the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2021, which consisted only of the accounts of RTP prior to the Merger.
The report of Withum on RTP’s balance sheet as of December 31, 2020 and the statements of operations, changes in stockholders’ equity and cash flows for the period from July 3, 2020 (RTP’s inception) to December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.
During the period from July 3, 2020 to December 31, 2020 and subsequent interim period through August 16, 2021, there were no disagreements between the Company and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on RTP’s financial statements for such period. During the period from July 3, 2020 to December 31, 2020 and subsequent interim period through August 16, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).
We provided Withum with a copy of the disclosures we made pursuant to Item 4.01 in the Form 8-K/A and requested that Withum furnish a letter addressed to the SEC, which was filed as Exhibit 16.1 to the Form 8-K/A.
Appointment of Deloitte
On August 10, 2021, the board of directors approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2021. Deloitte served as independent registered public accounting firm of Legacy Joby prior to the Merger. During the period from July 3, 2020 to December 31, 2020 and the subsequent interim period through August 10, 2021 (the date of the Merger), neither the Company nor anyone on the Company’s behalf consulted with Deloitte with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Deloitte concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).
Our audit committee has appointed Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Our board of directors has directed that this appointment be submitted to our stockholders for the ratification at the Annual Meeting. Although ratification of the appointment of Deloitte is not required, we value the opinions of our stockholders and believe that stockholder ratification of the appointment is a good corporate governance practice. If this proposal is not approved at the Annual Meeting, our audit committee will reconsider its appointment of Deloitte as our independent registered public accounting firm.
Representatives of Deloitte are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees and Services
As described above, Deloitte was appointed as our independent registered accounting firm in August 2021, upon the dismissal of Withum. Deloitte has audited the financial statements of Legacy Joby since 2020.

The following tables present the aggregate fees billed by Deloitte to us (including Legacy Joby) for the years ended December 31, 2021 and 2020.
	Year Ended December 31,
	2021	2020
Audit fees(1)	$1,484,019	$730,250
Audit related fees(2)	$1,503,310	—
Tax fees	—	—
All other fees	—	—
Total fees	$2,987,329	$730,250
(1)
Consists of fees for services rendered in connection with the audit of our financial statements, including audited financial statements presented in our Annual Report on Form 10-K for the year ended December 31, 2021, review of the interim financial statements included in our quarterly reports and services normally provided in connection with regulatory filings. Audit fees in 2020 include fees related to the annual audit of the Company’s financial statements.

(2)	Consists of fees billed for services related to the Merger and the review of the Company’s registration statements on Form S-1 and S-8.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL TWO.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth, as of April 5, 2022, information regarding the beneficial ownership of our voting shares by:
•	each person who is known to be the beneficial owner of more than 5% of our voting shares;
•	each of our named executive officers and directors; and
•	all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
Unless otherwise indicated, the percentage ownership of our voting securities is based on 605,841,932 shares of our common stock issued and outstanding as of April 5, 2022.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.
Name and Address of Beneficial Owner(1)	Number of Shares	% of Ownership
5% Holders(2)
Entities affiliated with The Joby Trust(3)	98,880,746	16.3%
Entities affiliated with Sciarra Management Trust(4)	60,197,751	9.9%
Entities affiliated with Toyota Motor Corporation(5)	78,752,611	13.0%
Entities affiliated with Intel Capital Corporation(6)	46,040,786	7.6%
Entities affiliated with Capricorn(7)	40,955,596	6.8%
Mark Pincus(8)(9)	33,163,333	5.4%
Directors and Named Executive Officers
JoeBen Bevirt(3)	98,880,746	16.3%
Matthew Field(10)	118,714	*
Eric Allison(11)	267,640	*
Paul Sciarra(4)	60,197,751	9.9%
Reid Hoffman(8)(12)	30,670,024	5.0%
Aicha Evanss(13)	13,047	*
James Kuffner(14)	78,758,694	13.0%
Halimah DeLaine Prado	—	*
Dipender Saluja(15)	40,962,287	6.8%
Laura Wright	2,200	*
All Joby Aviation directors and executive officers as a group (15 individuals)	310,910,470	51.3%
*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of those listed in the table above is 2155 Delaware Avenue, Suite #225, Santa Cruz, CA 95060.
(2)	Based on information set forth in various Schedule 13 filings with the SEC and the Company’s outstanding common stock data, in each case, as of April 5, 2022.
(3)
Consists of (i) 85,000 shares held by JoeBen Bevirt, (ii) 54,458,891 shares held by JoeBen Bevirt, as trustee of The Joby Trust, (iii) 34,048,145 shares held by the JoeBen Bevirt 2020 Descendants Trust (the “Descendants Trust”), (iv) 5,000,000 shares held by the JoeBen Bevirt 2021 GRAT (the “2021 GRAT”), (v) 5,000,000 shares held by the JoeBen Bevirt 2022 GRAT (the “2022 GRAT”) and (vi) 189,109 shares held by Jennifer Barchas, Mr. Bevirt’s wife. Mr. Bevirt has voting and dispositive power over the shares held in the Joby Trust, the Descendants Trust, the 2021 GRAT and the 2022 GRAT and therefore may be deemed to be the beneficial owner of such shares as well as the shares held by Jennifer Barchas. Also includes 99,601 vested but unreleased restricted stock units. The business address for The Joby Trust, the Descendants Trust, the 2021 GRAT and the 2022 GRAT, is 2155 Delaware Avenue, Santa Cruz, CA 95060.

(4)
Consists of (i) 6,083 shares held by Paul Sciarra, (ii) 60,141,668 shares held by the Sciarra Management Trust and (iii) 50,000 shares held by the Sciarra Foundation. Mr. Sciarra has voting, investment and dispositive power over the shares held in the Sciarra Management Trust and the Sciarra Foundation, and therefore may be deemed to be the beneficial owner of such shares. The address for U.S. Trust Company of Delaware, as agent for Sciarra Management Trust, is 2951 Centerville Road, Suite 200, Wilmington, DE 19808.

(5)	Consists of (i) 72,871,831 shares held by Toyota Motor Corporation, (ii) 5,813,286 shares held by Toyota A.I. Ventures Fund I, L.P., and

(iii) 67,494 shares held by Toyota A.I. Ventures Parallel Fund I-A, L.P. Toyota Motor Corporation has voting and dispositive control over the shares held by Toyota A.I. Ventures Fund I, L.P. and Toyota A.I. Ventures Parallel Fund I-A, L.P. and may be deemed to beneficially own such shares. The business address for Toyota Motor Corporation is 1 Toyota cho, Toyota City, Aichi 471-8571, Japan.
(6)
Consists of (i) 38,947,301 shares held of record by Intel Capital Corporation and (ii) 7,093,485 shares held of record by Middlefield Ventures, Inc. Each of Intel Capital Corporation and Middlefield Ventures, Inc. is a direct or indirect wholly-owned subsidiary of Intel Corporation. Intel Capital Corporation and Middlefield Ventures, Inc. share voting and investment power over their respectively held shares with Intel Corporation. The address for each of Intel Capital Corporation and Middlefield Ventures, Inc. is c/o Intel Corporation, 2200 Mission College Blvd., M/S RN6-59, Santa Clara, CA, 95054, Attn: Intel Capital Portfolio Manager.

(7)
Consists of (i) 10,193,889 shares held by Capricorn-Libra Investment Group, L.P. (“Capricorn-Libra”), (ii) 28,686,247 shares held by Technology Impact Fund, L.P. (“TIF LP”), and (iii) 2,075,460 shares held by Technology Impact Growth Fund, L.P. (“TIGF LP”). Capricorn-Libra Partners, LLC (“C-L Partners”) is the general partner of Capricorn-Libra. TIF Partners, LLC (“TIF LLC”) is the general partner of TIF LP. TIGF Partners, LLC (“TIGF LLC”) is the general partner of TIGF LP. Dipender Saluja is the sole manager of C-L Partners. Dipender Saluja and Ion Yadigaroglu are managers of TIF LLC. Ion Yadigaroglu is a manager of TIGF LLC. The business address of each of Capricorn-Libra Investment Group, L.P., Technology Impact Fund, L.P., Technology Impact Growth Fund, L.P., Capricorn-Libra Partners, LLC, TIF Partners, LLC and TIGF Partners, LLC is 250 University Avenue Palo Alto, CA 94301.

(8)
Messrs. Hoffman and Pincus may be deemed to beneficially own Joby Aviation common stock and Joby Aviation private placement warrants held by Reinvent Sponsor LLC by virtue of their shared control over Reinvent Sponsor LLC. Each of Messrs. Hoffman and Pincus disclaims beneficial ownership of the securities held by Reinvent Sponsor LLC except to the extent of their actual pecuniary interest therein. The address of Reinvent Sponsor LLC is c/o Reinvent 215 Park Avenue, Floor 11, New York, NY 10003.

(9)
Consists of (i) 17,130,000 shares of Joby Aviation common stock held by Reinvent Sponsor LLC, (ii) 11,533,333 shares of Joby Aviation common stock underlying the private placement warrants held by Reinvent Sponsor LLC, (iii) 1,200,000 shares of Joby Aviation common stock held by Workplay Ventures LLC, (iv) 800,000 shares of Joby Aviation common stock held by MJP DT Holdings LLC and (v) 2,500,000 shares of Joby Aviation common stock held by Reinvent Capital Fund LP. Mr. Pincus may be deemed to beneficially own the shares held by Workplay Ventures LLC, MJP DT Holdings LLC and Reinvent Capital Fund LP. Mr. Pincus disclaims beneficial ownership of the securities held by Workplay Ventures LLC, MJP DT Holdings LLC and Reinvent Capital Fund LP, except to the extent of his actual pecuniary interest therein. The address of Mr. Pincus and Reinvent Capital Fund LP is c/o Reinvent 215 Park Avenue, Floor 11, New York, NY 10003. The address of Workplay Ventures LLC is 3450 Sacramento St., Unit 720, San Francisco, CA 94118. The address of MJP DT Holdings LLC is 3450 Sacramento St, Unit 722, San Francisco, CA 94118.

(10)	Consists of (i) 26,560 vested but unreleased restricted stock units and (ii) 92,154 restricted stock units that will vest within 60 days from April 5, 2022.
(11)	Consists of (i) 214,092 vested but unreleased restricted stock units and (ii) 53,548 restricted stock units that will vest within 60 days from April 5, 2022.
(12)
Consists of (i) 6,691 shares held by Mr. Hoffman, (ii) 17,130,000 shares of Joby Aviation common stock held by Reinvent Sponsor LLC, (iii) 11,533,333 shares of Joby Aviation common stock underlying the private placement warrants held by Reinvent Sponsor LLC and (iv) 2,000,000 shares of Joby Aviation common stock held by Reprogrammed Interchange LLC (“Reprogrammed”). Mr. Hoffman may be deemed to beneficially own the shares held by Reprogrammed by virtue of his voting and investment control over Reprogrammed. The address of Mr. Hoffman is c/o Reinvent 215 Park Avenue, Floor 11, New York, NY 10003. The address of Reprogrammed is c/o Frank Huang, Freeland Cooper & Foreman, 150 Spear Street, Suite 1800, San Francisco, CA 94105.

(13)	Consists of 13,047 shares issuable upon exercise of outstanding stock options exercisable within 60 days from April 5, 2022.
(14)
Consists of (i) 6,083 shares held by James Kuffner, (ii) 72,871,831 shares held by Toyota Motor Corporation, (iii) 5,813,286 shares held by Toyota A.I. Ventures Fund I, L.P., and (iv) 67,494 shares held by Toyota A.I. Ventures Parallel Fund I-A, L.P. Toyota Motor Corporation has dispositive control over the shares held by Toyota A.I. Ventures Fund I, L.P. and Toyota A.I. Ventures Parallel Fund I-A, L.P. and may be deemed to beneficially own such shares. Mr. Kuffner is a director of Toyota Motor Corporation and disclaims beneficial ownership of all applicable shares except to the extent of his actual pecuniary interest in such shares.

(15)
Consists of (i) 6,691 shares held by Dipender Saluja, (ii) 10,193,889 shares held by Capricorn-Libra, (iii) 28,686,247 shares held by TIF LP, and (iv) 2,075,460 shares held by TIGF LP. C-L Partners is the general partner of Capricorn-Libra. TIF LLC is the general partner of TIF LP. TIGF LLC is the general partner of TIGF LP. Dipender Saluja is the sole manager of C-L Partners. Dipender Saluja and Ion Yadigaroglu are managers of TIF LLC. Ion Yadigaroglu is a manager of TIGF LLC. Mr. Saluja disclaims beneficial ownership of all applicable shares except to the extent of his actual pecuniary interest in such shares.

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers, including their ages, as of March 31, 2022:
Name	Age	Position
JoeBen Bevirt*	48	Chief Executive Officer, Chief Architect and Director
Matthew Field	50	Chief Financial Officer and Treasurer
Eric Allison	45	Head of Product
Bonny Simi	60	Head of Air Operations and People
Greg Bowles	46	Head of Government and Regulatory Affairs
Kate DeHoff	44	General Counsel and Corporate Secretary
Justin Lang	38	Head of Partnerships and Corporate Strategy
Didier Papadopoulos	46	Head of Program Management & Systems Engineering
*	For more information about Mr. Bevirt, see “Proposal One: Election of Directors.”
Executive Officers
Matthew Field. Matthew Field has served as our Chief Financial Officer since March 2021. Prior to joining Joby, Mr. Field worked at Ford Motor Company, an automobile manufacturer, for over 20 years. Most recently he served as Chief Financial Officer, North America from October 2018 through March 2021, Corporate General Auditor from January 2018 through October 2018, and Chief Financial Officer, Lincoln Motor Company from November 2014 through December 2017. Prior to Ford, Mr. Field worked at Goldman Sachs and the Board of Governors of the Federal Reserve System. Mr. Field holds a B.A. in economics from Swarthmore College and an M.B.A. from University of California, Berkeley, Haas School of Business.
Eric Allison. Eric Allison has served as our Head of Product since January 2021. Prior to joining Joby, from March 2018 to January 2021, Mr. Allison was the Head of Elevate at Uber Technologies, Inc., a company that provides ride hailing services, where he focused on Uber Elevate, Inc., a wholly owned subsidiary of Uber Technologies, Inc., which was engaged in creating the business of urban air mobility involving aerial ridesharing with eVTOLs. From January 2015 to March 2018, Mr. Allison was the Chief Executive Officer of Zee.Aero Inc., an eVTOL company that currently operates as a joint venture between The Boeing Corporation and Kitty Hawk Corporation under the name Wisk Aero. Mr. Allison holds a B.S. in mechanical engineering from the Milwaukee School of Engineering. He also holds an M.S. and Ph.D. in Aeronautics and Astronautics from Stanford University.
Bonny Simi. Bonny Simi has served as our Head of Air Operations and People since December 2020. In January 2016, Ms. Simi founded JetBlue Technology Ventures LLC, a wholly-owned subsidiary of JetBlue Airways Corp. focused on incubating, investing, and strategically partnering with early-stage startups at the intersection of technology, travel, and hospitality, where she served as President until December 2020. She was Vice President of Talent at JetBlue Airways from September 2011 until December 2020 and prior to that held various operational leadership roles and was an active captain for the airline since October 2003. Since January 2021 Ms. Simi has served on the Nominating and Governance Committee of the United States Olympic and Paralympic Committee. Since April 2019, Ms. Simi has served on the board of directors of Pebblebrook Hotel Trust, where she is currently the lead director, and has served on the audit, compensation, ESG and nominating and governance committees. From April 2017 to May 2020, Ms. Simi served on the board of directors and compensation, nominating and governance, and ESG committees of Red Lion Hotel Corp. Ms. Simi holds a B.A. in communications from Stanford University. She also holds an M.S. in human resources from Regis University, an M.S. in management from Stanford University Graduate School of Business and an M.S. in engineering from Stanford University.
Greg Bowles. Greg Bowles has served as our Head of Government and Regulatory Affairs of since May 2019. Prior to joining Joby, Mr. Bowles served as President of AirCertGlobal LLC, an aviation consulting company, from August 2015 to May 2019. From November 2012 through December 2019, Mr. Bowles also served as Chairman of ASTM International F44, an international committee which addresses design and safety issues for general aviation aircraft that are less than 19,000 pounds and carry fewer than 19 passengers. Finally, from January 2005 through April 2019, Mr. Bowles served as Vice President of Global Innovation and Policy, Director of European Regulatory Affairs and Engineering, and Director of Engineering and Manufacturing for General Aviation Manufacturers

Association, a trade association that seeks to foster and advance the general welfare, safety, and activities of the global business and general aviation industry. Mr. Bowles served as a member of the board of directors of ASTM International from 2019 to 2021. Mr. Bowles holds a B.S. in aerospace engineering from Embry-Riddle Aeronautical University and an M.S. in business administration from Webster University.
Kate DeHoff. Kate DeHoff has served as our General Counsel and Corporate Secretary since January 2021, where she has been responsible for Joby’s legal, ethics, and compliance functions. Prior to joining Joby, Ms. DeHoff was the Legal Director for Uber Elevate, Inc., a wholly-owned subsidiary of Uber Technologies, Inc., engaged in creating the business of urban air mobility involving aerial ridesharing with eVTOLs, from January 2020 to January 2021. Before that, she served as General Counsel and Corporate Secretary for ICON Aircraft, Inc., an aircraft manufacturing company with operations in California, Florida, and Mexico, from March 2017 to January 2020. From September 2008 to March 2017, Ms. DeHoff served as Associate General Counsel and then Vice President of Legal Affairs at CoorsTek, Inc., an international manufacturing company. Prior to that, Ms. DeHoff was an associate at Simpson Thacher & Bartlett LLP, an international law firm. Ms. DeHoff holds a B.A. in psychology from New York University and a J.D. from University of California, Hastings College of Law.
Justin Lang. Justin Lang has served as our Head of Partnerships and Corporate Strategy since January 2021, where he has been responsible for leading the transactions, partnerships, and initiatives that further the Company’s commercial objectives. Prior to that, Mr. Lang served as our Head of Corporate and Legal Affairs from July 2020 to January 2021 and General Counsel from March 2019 to July 2020. Before coming to Joby, Mr. Lang was an attorney at Latham & Watkins, an international law firm, from August 2017 to March 2019 and at Wilson Sonsini Goodrich & Rosati, an international law firm, from November 2014 to August 2017. Mr. Lang holds a Bachelor of Commerce from University of Alberta and a J.D. from York University - Osgoode Hall Law School.
Didier Papadopoulos. Didier Papadopoulos has served as our Head of Program Management & Systems Engineering since May 2021, where he has been responsible for aircraft program management, systems engineering, certification and flight test. Prior to joining Joby, Mr. Papadopoulos worked for Garmin Ltd., a technology company, from November 2005 to May 2021, where he served most recently as Vice President for Aviation Programs, Systems and Business Development. Mr. Papadopoulos holds an M.S. in mechanical engineering from McGill University and a B.S. from American University of Beirut.

EXECUTIVE COMPENSATION
Emerging Growth Company Status
As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies. In addition, as an emerging growth company, we are not required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” of say-on-pay votes.
This section describes the actions and decisions of the compensation committee (the “Compensation Committee”) of our board of directors (the “Board”) related to fiscal year 2021 compensation decisions. On August 10, 2021, Joby Aero, Inc. (“Legacy Joby”) was merged with and into a wholly-owned subsidiary (the “Merger Sub”) of Reinvent Technology Partners (“RTP”) pursuant to the Agreement and Plan of Merger entered into on February 23, 2021 (the “Merger Agreement”) between RTP, Legacy Joby and Merger Sub. Legacy Joby survived as a wholly-owned subsidiary of RTP, which was renamed Joby Aviation. Inc. References to “we”, “us”, “our”, “the Company”, “Joby” and the like refer to Legacy Joby for actions taken prior to August 10, 2021, and Joby Aviation, Inc. for actions taken on and after August 10, 2021. Any references to Joby common stock or equity awards that were made prior to August 10, 2021 have been retrospectively adjusted using the exchange ratio that was established in accordance with the Merger Agreement.
Executive Compensation
Our named executive officers (“NEOs”) for fiscal year 2021 are:
•	JoeBen Bevirt, our President and Chief Executive Officer;
•	Matthew Field, our Chief Financial Officer; and
•	Eric Allison, our Head of Product.
2021 Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the year ended December 31, 2021.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
JoeBen Bevirt President and Chief Executive Officer	2021	400,000	—	—	4,000	404,000
	2020	293,600	—	—	3,000	296,600
Matthew Field(4) Chief Financial Officer	2021	304,327	200,000	4,828,787	45,007	5,378,121
Eric Allison(5) Head of Product	2021	383,077	—	10,660,555	4,000	11,047,632
(1)
Amount reported represents a $200,000 sign-on bonus paid to Mr. Field upon commencement of his employment. This amount must be repaid by Mr. Field on a pro-rated basis if he terminates his employment prior to the 1-year anniversary of his start date, as more fully described below under “Employment and Offer Letters.”

(2)
Amounts reported represent the aggregate grant date fair value of restricted stock units granted to our named executive officers during 2021 computed in accordance with FASB ASC Topic 718. See the discussion of Critical Accounting Policies in the Management’s Discussion and Analysis our Annual Report on Form 10-K for the year ended December 31, 2021 for the assumptions used in calculating these values.

(3)
Amounts reported represent matching contributions under our 401(k) plan. For Mr. Field, amount also includes $16,950 in temporary housing expenses, $4,721 paid to reimburse travel expenses incurred in traveling to and from his primary residence and $23,336 in tax gross up payments related to the housing and travel expense reimbursements.

(4)	Mr. Field commenced employment with us on March 5, 2021.
(5)	Mr. Allison commenced employment with us on January 12, 2021.

Narrative to the Summary Compensation Table
2021 Annual Base Salary
We pay our named executive officers a base salary to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. In fiscal year 2021, Mr. Bevirt’s annual base salary was $400,000; Mr. Field’s annual base salary was $375,000; and Mr. Allison’s annual base salary was $400,000.
Equity Compensation
We have granted restricted stock units (“RSUs”) under our 2016 Stock Plan, as amended (the “2016 Plan”), and our 2021 Incentive Award Plan (“2021 Plan”) to our named executive officers, to attract and retain them, as well as to align their interests with the interests of our stockholders. Each RSU represents the right to receive one share of our common stock upon vesting. New-hire RSUs generally vest over six years to provide a long-term incentive and retention awards generally vest over four years. Any unvested RSUs are forfeited if an executive or employee ceases to provide services to the Company.
In January 2021, we granted an award of 1,285,070 RSUs under the 2016 Plan to Mr. Allison in connection with the commencement of his employment. The award vests over six years, with 1/6 of the RSUs vesting on January 12, 2022, and 1/20 of the RSUs vesting on each quarterly anniversary thereafter, subject to Mr. Allison’s continued employment.
In April 2021, we granted an award of 553,151 RSUs under the 2016 Plan to Mr. Field in connection with the commencement of his employment. The award vests over six years with 1/6 of the RSUs vesting on April 3, 2022, and 1/20 of the RSUs vesting on each quarterly anniversary thereafter, subject to Mr. Field’s continued employment.
In December 2021, we adopted a performance equity award program for calendar year 2022 (the “PSU Program”). All of our employees, including our named executive officers, are eligible to participate in the PSU Program. Under the PSU Program, upon and subject to our achievement of certain operational, manufacturing and business goals in 2022, each employee of the Company will be granted one or more RSU awards under the 2021 Plan having a value equal to a percentage of the employee’s annual salary. Any RSUs that are granted under the PSU Program in calendar year 2022 will vest in full on January 1, 2023, subject to the holder’s continued employment with us through such date.
In connection with the PSU Program, we set the following target values for our named executive officers:
Name	Target Amount
JoeBen Bevirt	$3,000,000
Matthew Field	$1,000,000
Eric Allison	$500,000
Maximum achievement of the goals under the PSU program would result in awards that are one-third greater than the target values noted above. We believe that the targets and goals reflected in the PSU Program align the interests of our employees, including our NEOs, with our Company’s progress and our shareholders’ interests.
In January 2022, we granted 996,016 RSUs to Mr. Bevirt and 265,604 RSUs to Mr. Field (the “January 2022 Grants”) to bring their total compensation in line with benchmarking data provided by Compensia. The January 2022 Grants vest over four years, with 10% of the total number of RSUs vesting on each of the first four quarterly anniversaries of January 1, 2022, and 5% of the total number of RSUs on each quarterly anniversary thereafter. The January 2022 Grants were made as part of our annual compensation review cycle, which we expect will typically occur in December each year and were considered along with base salary and other compensation in setting our NEOs’ 2022 compensation levels. The grants were not made until January 2022 and are, therefore, not reflected in the Summary Compensation Table or the Outstanding Equity Awards at Fiscal Year End table in this Proxy Statement. Because of the timing of these grants, the compensation disclosures we make in our annual proxy statement for 2023 will reflect both the January 2022 Grants and any awards we may make in December 2022 as part of our annual review cycle for that year.
Our compensation philosophy weights compensation for our NEOs and other executives more heavily towards equity-based compensation. Unlike many of our peers, we do not pay annual cash bonuses. We believe that this compensation philosophy and the equity grants described above incentivize performance and aligns the interests of our NEOs with those of our shareholders.

Other Elements of Compensation
Retirement Savings and Health and Welfare Benefits
We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. We match up to 50% of a participant’s annual eligible contribution to the 401(k) plan, up to a maximum of $4,000. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.
All of our full-time employees, including our NEOs, are eligible to participate in our standard health and welfare plans. These health and welfare plans include medical, dental and vision benefits; short-term and long-term disability insurance; and supplemental life and AD&D insurance.
Perquisites and Other Personal Benefits
Executive perquisites are not part of our general compensation philosophy. We determine perquisites on a case-by-case basis and will provide a perquisite to a NEO when we believe it is necessary to attract or retain an individual. Other than expense reimbursements paid to Mr. Field incurred in traveling to and from his primary residence, company-provided temporary housing, and tax gross-up payments related to the travel expense reimbursements and housing, we did not provide any perquisites or personal benefits to our NEOs not otherwise made available to our other employees in 2021. In the event Mr. Field relocates to the vicinity of our principal offices in 2022, he will be entitled to receive a relocation bonus of $100,000, less withholding taxes.
Executive Compensation Arrangements
Employment and Offer Letters
JoeBen Bevirt
We have not entered into an offer letter or employment agreement with Mr. Bevirt.
Matthew Field
We entered into an employment offer letter with Mr. Field that sets forth the terms and conditions of his employment, including his initial annual base salary of $375,000 and new hire grant of 553,151 RSUs. This grant of RSUs was designed to compensate Mr. Field for a portion of the unvested equity and pension benefits that he forfeited with his previous employer. Mr. Field’s offer letter also includes a $400,000 signing bonus, of which $200,000 was payable in connection with Mr. Field’s first day of employment (the “First Installment”) and the remaining $200,000 is payable in April 2022 (the “Second Installment”), subject to his continued employment with us. Mr. Field is also eligible for a $100,000 relocation bonus, payable upon his relocation to a residence within 50 miles of his primary office (the “Relocation Bonus”), reimbursement of up to $10,000 in travel expenses during his first year of employment for travel to and from his primary residence, and Company-provided temporary housing during the first three months of his employment.
If Mr. Field is terminated for Cause (as defined in the offer letter) or voluntarily resigns within one year of his start date, he must repay the First Installment, less 8.33% for each full month of work he has completed. If Mr. Field is terminated for Cause or voluntarily resigns prior to the second anniversary of his start date, he must repay the Second Installment, less 8.33% for each full month of work he has completed after the one-year anniversary of his start date. If Mr. Field is terminated for Cause or voluntarily resigns within one year of earning the Relocation Bonus, he must repay the Relocation Bonus, less 8.33% for each full month of work he has completed after earning the Relocation Bonus.
Mr. Field is also eligible for other benefits generally available to our employees.
Eric Allison
We entered into an employment offer letter with Mr. Allison that sets forth the terms and conditions of his employment, including his initial annual base salary of $400,000 and certain time-based and performance-based options. In January 2021, in lieu of the time-based option grant provided for in Mr. Allison’s offer letter, we granted Mr. Allison 1,285,070 RSUs and, in lieu of the performance-based option grant provided for in Mr. Allison’s offer letter, Mr. Allison was provided an opportunity to participate in the PSU Program with a $500,000 target amount, in each case, as described above under the heading “Equity Compensation.” In approving these equity grants to Mr. Allison in conjunction with the Company’s acquisition of Uber Elevate, the Compensation Committee considered that the equity grants positioned him at the market benchmark for his role.
Mr. Allison is also eligible for other benefits generally available to our employees.
Termination and Change of Control Provisions
None of our named executive officers is entitled to any potential payments or benefits in connection with a termination of their employment or a change in control of the Company.
Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of outstanding equity awards held by our NEOs as of December 31, 2021.
	Stock awards
Name	Vesting commencement date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
JoeBen Bevirt	—	—	—
Matthew Field(2)	4/3/2021	553,151	4,038,002
Eric Allison(2)	1/12/2021	1,285,070	9,381,011
(1)	Amount reported based on $7.30 per share, which was the closing price of our common stock on December 31, 2021.
(2)
The award of RSUs vests as to 1/6 of the RSUs on the first anniversary of the vesting commencement date and as to 1/20 of the RSUs on each quarterly anniversary of the vesting commencement date thereafter, subject to continued service to us through the applicable vesting date.

EQUITY COMPENSATION PLAN INFORMATION
We currently maintain the following equity compensation plans that provide for the issuance of shares of our common stock to our officers and other employees, directors and consultants, each of which has been approved by our stockholders: our 2021 Incentive Award Plan (the “2021 Plan”) and our 2021 Employee Stock Purchase Plan (the “ESPP”).
The following table presents information as of December 31, 2021, with respect to compensation plans under which shares of our common stock may be issued.
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders(1)	31,285,423(2)	$0.66	73,918,420(3)
Equity compensation plans not approved by security holders	—	—	—
Total/Weighted Average/Total	31,285,423	$0.66	73,918,420
(1)	Includes our 2021 Plan and our ESPP.
(2)	Includes stock options outstanding under the 2016 Stock Option and Grant Plan (the “2016 Plan”). Joby ceased granting awards under the 2016 Plan effective August 10, 2021.
(3)
Includes 67,264,890 shares available for issuance under the 2021 Plan and 6,653,530 shares available for issuance under the ESPP. The number of shares available for issuance under the 2021 Plan will be increased on January 1 of each year in an amount equal to the lesser of (i) a number of shares equal to 4% of the total number of shares of all classes of common stock of the Company outstanding on the last day of the immediately preceding fiscal year, or (ii) such number of shares determined by the Company’s board of directors. Our compensation committee has not commenced or authorized any offerings pursuant to our ESPP but may do so at a future time. The number of shares of common stock available for issuance under the 2021 ESPP will be increased on January 1 of each year in an amount equal to the lesser of (i) a number of shares of common stock equal to 0.5% of the total number of shares of all classes of common stock of the Company outstanding on the last day of the immediately preceding fiscal year, or (ii) such number of shares determined by the Company’s board of directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements with our directors and executive officers described under “Executive Compensation” and “Management” above (and, with respect to directors and executive officers of Legacy Joby prior to the closing of the Merger, in our Registration Statement on Form S-1 which we filed with the SEC on August 17, 2021), the following is a description of each transaction since January 1, 2020, and each currently proposed transaction in which:
•	the Company was or is to be a participant following the closing of the Merger or Legacy Joby was a participant prior to the closing of the Merger;
•	the amount involved exceeds or will exceed $120,000; and
•
any director, executive officer or beneficial holder of more than 5% of capital stock of (i) the Company following the closing of the Merger or (ii) Legacy Joby prior to the closing of the Merger, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Series C Preferred Stock Financing
From December 23, 2019 through January 14, 2020, Legacy Joby sold an aggregate of 2,498,900 shares of its Series C preferred stock to related persons at a purchase price of approximately $19.3702 per share. The following table summarizes purchases of Series C preferred stock from Legacy Joby by such related persons:
Name	Shares of Series C Preferred Stock	Total Purchase Price
Entities affiliated with Toyota(1)	18,068,992	$349,999,988.84
Total	18,068,992	$349,999,988.84
(1)	Consists of (i) 18,068,992 shares of Legacy Joby’s Series C preferred stock held by Toyota
Toyota Motor Corporation
In 2019, Legacy Joby entered into an Amended and Restated Collaboration Agreement (the “Collaboration Agreement”) with Toyota Motor Corporation (“Toyota”) in connection with Toyota’s purchase of Legacy Joby’s Series C preferred stock. The Collaboration Agreement defines the terms of the parties’ relationship in connection with certain planned collaboration projects.
In 2021, Toyota and Legacy Joby entered into the Toyota MOU, under which Toyota has the right to designate one designee for nomination to our board of directors. James Kuffner is currently serving as Toyota’s designee on our board of directors.
SummerBio LLC
In 2020, Legacy Joby entered into certain transactions with SummerBio LLC. These included the purchase by Joby of $0.1 million in COVID-19 testing services for Legacy Joby employees from SummerBio LLC, as well as Legacy Joby’s provision of personnel to SummerBio LLC to assist in SummerBio LLC’s research and development efforts, for the total amount due to Legacy Joby of $0.2 million. Legacy Joby also contributed up to $1 million to SummerBio LLC to be spent on life-sciences equipment, consumables and similar tangible assets, and made a loan in the principal amount of $2.3 million, which was subsequently repaid in full with interest. Certain holders of Legacy Joby capital stock, including (i) entities affiliated with Intel Capital Corporation, Joby Trust, Sciarra Management Trust, Capricorn Investment Group and Toyota Motor Corporation, each of which currently hold more than 5% of Joby’s capital stock and (ii) entities affiliated with Dayton Joby Trust 1, which is affiliated with Legacy Joby director, Sky Dayton, hold equity in SummerBio LLC in the respective percentages of 5.3%, 5.8%, 4.1%, 4.3%, 1.0%, and 4.5%. JoeBen Bevirt, Paul Sciarra, Dipender Saluja and James Kuffner, each of whom are directors of Joby, are affiliated with Joby Trust, Sciarra Management Trust, Capricorn Investment Group and Toyota Motor Corporation, respectively.
Joby Trust Ownership Interest in Vendors
Joby Trust holds 100% of the ownership interests in North Coast, LLC and North Coast Farms, LLC and holds 90% of the ownership interests in North Coast Remediation, LLC, each of which provide services to Joby. The services purchased from these vendors include rent of office space and certain utilities and maintenance services related to the property on which the rented premises are located. Expenses and related payments to these vendors totaled $1.3 million and $1.5 million during the years ended December 31, 2021 and December 31, 2020, respectively. The Company owed these vendors an aggregate of $0.1 million and $0.2 million as of December 31, 2021 and December 31, 2020, respectively. JoeBen Bevirt, who is a director and officer of Joby, is affiliated with Joby Trust.
Legacy Joby Investors’ Rights Agreement
Legacy Joby was a party to the Amended and Restated Investors’ Rights Agreement, dated as of December 23, 2019 (the “Investors’ Rights Agreement”), which granted registration rights and information rights, among other things, to certain holders of its capital stock including: (i) entities affiliated with Intel Corporation, Joby Trust, Sciarra Management Trust, Technology Impact Fund, L.P. and Toyota Motor Corporation, each of which currently hold more than 5% of Joby’s capital stock and (ii) entities affiliated with Dayton Joby Trust 1, Dated November 18, 2020, which is affiliated with Legacy Joby director, Sky Dayton. JoeBen Bevirt, Paul Sciarra, Dipender Saluja and James Kuffner, each of whom are directors of Joby, are affiliated with Joby Trust, Sciarra Management Trust, Technology Impact Fund and Toyota Motor Corporation, respectively. This agreement terminated upon the closing of the Merger.
Right of First Refusal
Pursuant to the 2016 Plan and certain agreements with its stockholders, including the Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of December 23, 2019 (the “ROFR Agreement”), Legacy Joby had the right to purchase shares of Joby capital stock which certain stockholders proposed to sell to other parties. Certain holders of Joby capital stock, including (i) entities affiliated with Intel Corporation, Joby Trust, Sciarra Management Trust, Technology Impact Fund, L.P. and Toyota Motor Corporation, each of which currently hold more than 5% of Joby’s capital stock and (ii) entities affiliated with Dayton Joby Trust 1, Dated November 18, 2020, which is affiliated with Legacy Joby director, Sky Dayton, have rights of first refusal and co-sale under the ROFR Agreement. JoeBen Bevirt, Paul Sciarra, Dipender Saluja and James Kuffner, each of whom are directors of Joby, are affiliated with Joby Trust, Sciarra, Management Trust, Technology Impact Fund and Toyota Motor Corporation, respectively. This agreement terminated upon the closing of the Merger.
Voting Agreement
Legacy Joby was a party to the Amended and Restated Voting Agreement, dated as of December 23, 2019, pursuant to which certain holders of its capital stock, including (i) entities affiliated with Intel Corporation, Joby Holdings, Inc., Joby Trust, Sciarra Management Trust, Technology Impact Fund, L.P. and Toyota Motor Corporation, each of which currently hold more than 5% of Joby’s capital stock and (ii) entities affiliated with Dayton Joby Trust 1, Dated November 18, 2020, which is affiliated with Legacy Joby director, Sky Dayton, have agreed to vote their shares of our capital stock on certain matters, including with respect to the election of directors. JoeBen Bevirt, Paul Sciarra, Dipender Saluja and James Kuffner, each of whom are directors of Joby, are affiliated with Joby Holdings, Inc. and Joby Trust, Sciarra Management Trust, Technology Impact Fund and Toyota Motor Corporation, respectively. This agreement terminated upon the closing of the Merger.
Director and Officer Indemnification
Joby’s charter and bylaws provide for indemnification and advancement of expenses for its directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. Joby has entered into indemnification agreements with each of its directors and executive officers.
Registration Rights Agreement
In connection with the closing of the Merger, we and certain of our and RTP’s stockholders entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed to file a shelf registration statement with respect to the registrable securities under the Registration Rights Agreement within thirty calendar days of the closing of the Merger. Certain stockholders party to the agreement may each request to sell all or any portion of their registrable securities in an underwritten offering up to two times in any 12-month period, so long as the total offering price is reasonably expected to exceed $100.0 million. We also agreed to provide “piggyback” registration rights, subject to certain requirements and customary conditions. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.
Policies and Procedures for Related Person Transactions
We have adopted a written related person transaction policy that will set forth the policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:
•	any person who is, or at any time during the applicable period was, one of Joby Aviation’s executive officers or directors;
•	any person who is known to be the beneficial owner of more than 5% of our voting stock;
•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee will have the responsibility to review related party transactions.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
The primary role of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, the adequacy of the system of internal control over financial reporting and disclosure controls and procedures established by management and the Board, and the audit process and the independent registered public accounting firm’s qualifications, independence and performance.
Management has primary responsibility for the financial statements and is responsible for establishing and maintaining the Company’s system of internal controls over preparation of the Company’s financial statements. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing an opinion on the financial statements. The Audit Committee meets periodically with the Company’s independent registered public accounting firm, with and without management present, to review the adequacy of the Company’s internal controls, financial reporting practices and audit process.
Our Audit Committee has reviewed and discussed with our management and Deloitte & Touche LLP, our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Form 10-K”). Our Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
Our Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence from us.
Based on the review and discussions referred to above, our Audit Committee recommended to our Board that the audited consolidated financial statements be included in our Form 10-K for filing with the SEC.
Audit Committee

Laura Wright, Chair
Aicha Evans
Halima DeLaine Prado

ADDITIONAL INFORMATION
We will mail, without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Joby Aviation, Inc.
2155 Delaware Ave., Suite 225
Santa Cruz, California 95060
Attn: Investor Relations
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, is also available at ir.jobyaviation.com.
OTHER MATTERS
Our board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
By Order of the Board of Directors,
JoeBen Bevirt
Chief Executive Officer
Santa Cruz, California
April 28, 2022

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/JOBY2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D82578-P72345

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JOBY AVIATION, INC.

The Board of Directors recommends you vote FOR the following proposals 1 and 2:

1. Election of Directors

Nominees:

To be elected for terms expiring in 2025:	**For**	**Withhold**
1a. James Kuffner	☐	☐
1b. Dipender Saluja	☐	☐

	For	**Against**	**Abstain**
2. Ratify the appointment of Deloitte & Touche LLP as Joby's independent registered public accounting firm for fiscal year 2022	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

NOTE: Please sign as name appears hereon, Joint owners each sign. When signing as attorney, executor, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D82579-P72345

PROXY

The undersigned hereby appoints Matthew Field and Kate DeHoff, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Joby Aviation, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held June 10, 2022 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be marked, dated and signed on reverse side